CALIFORNIA INVESTMENT TRUST AND CALIFORNIA INVESTMENT TRUST II
FIRST AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT dated as of this 27th day of February, 2006, to the Custody Agreement, dated January 3, 2005 (the "Agreement"), is entered by and between **CALIFORNIA INVESTMENT TRUST**, a Massachusetts business trust, **CALIFORNIA INVESTMENT TRUST II**, a Massachusetts business trust, (each a "Trust", collectively the "Trusts") and **U.S. BANK, N.A.**, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trusts and the Custodian desire to amend said Agreement; and

WHEREAS, Article 14.4 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D, the fee schedule of the Agreement, is hereby superseded and replaced with the fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CALIFORNIA INVESTMENT TRUST

By: [signature]

Printed Name: Steve Rogers

Title: Chairman

CALIFORNIA INVESTMENT TRUST II

By: [signature]

Printed Name: Steve Rogers

Title: Chairman

U.S. BANK, N.A.

By: [signature]

Printed Name: Michael R. McVoy

Title: Vice President